SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

Coach Industries Group, Inc.

(Name of Registrant as Specified in Its Charter)

Coach Industries Group, Inc.

(Name of Person(s) Filing Proxy Statement)

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COACH INDUSTRIES GROUP, INC.

12555 Orange Drive, Suite 261

Davie, Florida 33330

(954) 862-1425

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON NOVEMBER 15, 2004

The Annual Meeting of Stockholders (the “Annual Meeting”) of Coach Industries Group, Inc., a Nevada corporation (the “Company”), will be held at 9:00 a.m., local time, on Monday, November 15, 2004 at 50 Nacy Road, Lake George NY 12845, for the following purposes:

(1)	To elect four members to the Company’s Board of Directors to hold office until the Company’s Annual Meeting of Stockholders in 2005 or until his successor is duly elected and qualified; and

(2)	To ratify the appointment of Jewett, Schwartz & Associates, as the Company’s independent certified public accountants for the fiscal year ending December 31, 2004; and

(3)	To ratify the Company’s 2004 Stock Option Plan; and

(4)	To transact such other business as may properly come before the Annual Meeting and any adjournment thereof.

The Board of Directors has fixed the close of business on September 17, 2004, as the record date for determining those Stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournment thereof.

By Order of the Board of Directors

Davie, Florida	/s/ FRANCIS O’DONNELL
September 16, 2004	FRANCIS O’DONNELL
CHAIRMAN OF THE BOARD

THE BOARD OF DIRECTORS REQUESTS THAT YOU COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD PROMPTLY. YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. THE RETURN OF THE ENCLOSED PROXY CARD WILL NOT AFFECT YOUR RIGHT TO REVOKE YOUR PROXY OR TO VOTE IN PERSON IF YOU DO ATTEND THE ANNUAL MEETING.

COACH INDUSTRIES GROUP, INC.

12555 Orange Drive, Suite 261

Davie, Florida 33330

(954) 862-1425

PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Coach Industries Group, Inc., a Nevada corporation (the “Company”), of proxies from the holders of the Company’s common stock, par value $.001 per share (the “Common Stock”), for use at the Annual Meeting of Stockholders of the Company to be held at 9:00 a.m., local time, on Monday, November 15, 2004 at 50 Nacy Road, Lake George NY 12845, and at any adjournment thereof (the “Annual Meeting”), pursuant to the enclosed Notice of Annual Meeting of Stockholders.

The approximate date that this Proxy Statement and the enclosed form of proxy are first being sent to Stockholders is October 15, 2004. Stockholders should review the information provided herein in conjunction with the Company’s 2003 Annual Report, which was filed with the Securities and Exchange Commission. The Company’s principal executive offices are located at 12555 Orange Drive, Suite 261, Davie, Florida 33330, and its telephone number is (954) 862-1425.

INFORMATION CONCERNING PROXY

The enclosed proxy is solicited on behalf of the Company’s Board of Directors. Stockholders who hold their shares through an intermediary must provide instructions on voting as requested by their bank or broker. The giving of a proxy does not preclude the right to vote in person should any shareholder giving the proxy so desire. Stockholders have an unconditional right to revoke their proxy at any time prior to the exercise thereof, either in person at the Annual Meeting or by filing with the Company’s Secretary at the Company’s executive office a written revocation or duly executed proxy bearing a later date; however, no such revocation will be effective until written notice of the revocation is received by the Company at or prior to the Annual Meeting.

The cost of preparing, assembling and mailing this Proxy Statement, the Notice of Annual Meeting of Stockholders and the enclosed proxy will be borne by the Company. In addition to the use of the mail, employees of the Company may solicit proxies personally and by telephone. The Company’s employees will receive no compensation for soliciting proxies other than their regular salaries. The Company may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy material to their principals and to request authority for the execution of proxies. The Company may reimburse such persons for their expenses in so doing.

OTHER MATTERS; DISCRETIONARY VOTING

Our Board of Directors does not know of any matters, other than as described in the notice of Meeting attached to this Proxy Statement, that are to come before the Meeting.

If the requested proxy is given to vote at the Meeting, the persons named in such proxy will have authority to vote in accordance with their best judgment on any other matter that is properly presented at the Meeting for action, including without limitation, any proposal to adjourn the Meeting or otherwise concerning the conduct of the Meeting.

RIGHT TO REVOKE PROXIES

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by:

•	filing with the CEO of the Company, before the polls are closed with respect to the vote, a written notice of revocation bearing a later date than the proxy;

•	duly executing a subsequent proxy relating to the same shares of common stock and delivering it to the CEO of the Company; or

•	attending the Meeting and voting in person (although attendance at the Meeting will not in and of itself constitute a revocation of a proxy).

Any written notice revoking a proxy should be sent to: Francis O’Donnell, Coach Industries Group, Inc., 12555 Orange Drive, Suite 261, Davie, Florida 33330

PURPOSE OF THE MEETING

At the Annual Meeting, the Company’s Stockholders will consider and vote upon the following matters:

(1)	To elect four members to the Company’s Board of Directors to hold office until the Company’s Annual Meeting of Stockholders in 2005 or until his successor is duly elected and qualified; and

(2)	To ratify the appointment of Jewett, Schwartz & Associates, as the Company’s independent certified public accountants for the fiscal year ending December 31, 2004; and

(3)	To ratify the Company’s 2004 Stock Option Plan; and

(4)	To transact such other business as may properly come before the Annual Meeting and any adjournment thereof.

Unless contrary instructions are indicated on the enclosed proxy, all shares represented by valid proxies received pursuant to this solicitation (and which have not been revoked in accordance with the procedures set forth above) will be voted (a) FOR the election of the nominees for director named below, and (b) FOR the proposal to ratify the appointment of Jewett, Schwartz & Associates, as the Company’s independent certified public accountant, and (c) FOR the ratification of the Company’s 2004 Stock Option Plan. In the event a shareholder specifies a different choice by means of the enclosed proxy, such shareholder’s shares will be voted in accordance with the specification so made.

CURRENT INFORMATION REGARDING THE COMPANY

The following is a description of the current operations of the Company.

Coach Industries Group, Inc. (“Coach”) is a holding company that, through acquisition, began manufacturing luxury limousines with a strategic initiative to begin offering financial services to the buyers of their products as well as to the total transportation industry. To further our business plan, in July 2004, we formed Coach Financial Services (“CFS”). In addition, we intend to acquire Corporate Development Services, Inc. (“CDS”), as an acquisition candidate. Upon acquisition of CDS, the Company will begin offering additional services to the Commercial Fleet Operators, including subcontractor settlement processing and specialty insurance.

The Company’s long-term strategy is to offer and expand our financial services to Commercial Fleet Operators, specifically the 7,000 couriers companies as well as the 14,000 limousine operators, throughout the United States. The Company will actively pursue acquisition candidates that can support the expansion of these products and financial services.

History

Coach is a Nevada corporation. Our principal executive offices are located at 12555 Orange Drive, Suite 261, Davie, Florida 33330. Our telephone number is (954) 862-1425.

On August 22, 2003, the Company held its Annual Meeting of Shareholders, whereby the shareholders voted to amend the Articles of Incorporation to change the name of the Company from Searchound.com to Coach Industries Group, Inc.

On September 1, 2003, we acquired CTMC through a reverse merger. Coach issued 3 million shares of common stock to CTMC in a stock for stock exchange. CTMC’s principal executive offices are located in Bohemia, New York. CTMC’s New York presence allows the Company to support the lucrative Northeastern market through its contacts and through its experienced sales force.

On December 31, 2003, Coach, through SCB, newly formed wholly owned subsidiary, acquired certain assets and liabilities from Springfield Coach Builders, Inc. (“Springfield”). The acquisition was valued at $2.66 million based on 2 million shares of common stock, at $1.33 per share, the closing market price on November 6, 2003. SCB’s principal offices are located in Springfield, Missouri.

On July 1, 2004, we formed Coach Financial Services, Inc. (“CFS”), as a Florida corporation. CFS will provide financial services to purchasers of our various automotive products and also to other limousine operators. On July 9, 2004, we entered into an agreement to purchase all of the common stock of Go Commercial Leasing Corporation (“Go Commercial”) and merged Go Commercial into CFS. This acquisition enables us to offer an array of financial products, including financing for luxury limousines, commercial fleets and high-end automobiles as well as other financial services, such as specialty lines of insurance products. CFS provides various leases, including commercial motor vehicle leases, equipment leases and retail installment loans to commercial customers who purchase vehicles from Coach as well as other operators purchasing vehicles from competitors. CFS primarily lends to small to mid-size business and professionals.

On August 6, 2004, the Company signed a letter of intent to acquire Corporate Development Services, Inc., located in Glens Falls, New York, and its affiliated companies, whereby the Company will issue a combination of stock and cash. The final terms of the agreement are contingent upon various factors, including completion of due diligence. The acquisition is anticipated to close during the third quarter. CDS is one of three entities providing independent contractors to the commercial fleet industry. CDS provides services that insulate the commercial fleet operator from workplace concerns relating to employment by creating and reinforcing an independent operator status for the individual drivers. The Company provides specialty insurance products to these drivers, as well as health benefits and other insurance products they require through various relationships with independent brokers.

During the third quarter of 2004, the Company assessed the labor market and the cost structure of the manufacturing plant in Bohemia, New York and determined that it was necessary to relocate the manufacturing facility to Springfield, Missouri enabling the Company to eliminate redundant back-office activities and to take advantage of the lower cost structure and abundant labor market, in Springfield. The Springfield, Missouri area has three limousine manufacturing companies, thus providing a cost effective labor market, rich with the skills that are required to manufacture quality products. The cost of relocating the facility is estimated to be approximately $350,000. The overhead reduction that will be attained on an annual basis for administrative overhead is approximately $300,000 and the reduction in rental expense is $288,000. In the near-term, we expect to see benefits relating to this relocation in both manufacturing facilities. Coach will continue to maintain a significant sales presence in the New York area.

Company Activities

Through our subsidiaries, we offer financial services and we manufacture luxury limousines, specialty vehicles and limousine buses. We sell financial products including financing for luxury limousines, commercial fleets and high-end automobiles and with our acquisition of CDS we will begin offering subcontractor settlement processing as well as specialty insurance products.

The Company is one of seven limousine manufacturers in the limousine manufacturing industry operating under QVM and CMC agreements

The Company’s long-term strategy is to offer and expand our array of products, including, specialty vehicles, financial services to existing customers and other commercial fleet operators. We will pursue the necessary avenues to actively capture the specialty insurance products that are desperately needed within the transportation industry. The Company will actively pursue acquisition candidates that can support the expansion of these products and financial services.

Industry

Limousine Manufacturing

The limousine industry consists of the manufacturing of modified chassis, both through manufacturer supported programs, such as through QVM and CMC agreements, as well as non-conforming, non-manufacturer supported chassis modifications. The chassis is purchased from the manufacturer under a manufacturer supported program and modified based on the specifications provided and monitored by the manufacturer. The modification manufacturer may provide some changes to the design and aesthetics of the product, but not the engineering of the product. The manufacturer closely monitors and reviews the performance of all those modification manufacturers in their programs. In addition, there are those vehicles that are not supported by the manufacturer. These vehicles are manufactured based on the customer specifications or the marketplace. These vehicles do not receive the same warranty from the manufacturer, thus require additional support by the modification manufacturer.

Once a vehicle is manufactured, it is typically sold to one of 14,000 limousine operators. These operators utilize these vehicles to provided livery service to the end user. The livery service provides drivers and short term rentals for airport shuttle service, weddings, business travel, proms, funerals and various other special occasions.

Based on the Limousine and Chauffeured Transportation Industry statistic, annually, the limousine manufacturing industry generates approximately $400 million in revenues through the sale of luxury limousines, specialty vehicles and limousine buses to approximately 14,000 limousine operators located throughout the United States. These limousine operators are located in the following regions of the United States: 59% in the Northeast, 16% in the Southeast, 11% in the Midwest and 14% in the West.

Courier Business

The courier industry consists of approximately 7,200 same day, messenger and expedited courier companies according to US Census data with combined sales of approximately $521 million, with about 562,000 couriers in the field. Approximately 400,000 of those couriers are independent contractors. The couriers utilize some form of transportation to provide their service: 3% by bicycle; 34% by small cars; 48% by pick-up trucks or vans; 13% by small or large trucks and 1% by foot.

Financial Services

The financial services business consists of savings and loans, banks, leasing companies, insurance companies, insurance brokers and other providers of financial services. The industry is highly competitive and the rates charged by the competition may be lower than those rates that we may be able to charge because our cost of funds and overhead costs are higher than these other companies. We intend to offer our services primarily to businesses in our niche markets. These businesses are largely under-served by the financial community. We will offer various services to our drivers and purchases of our vehicles that will differentiate us from our competition. By doing so, we believe that we can make our services less sensitive to rate and more focused on the service aspect of the business.

Once we begin offering insurance products to our drivers and purchases of our vehicles, we will be competing with other insurance carriers, insurance companies and brokers that may have additional products and services that we do not provide and their products and services may be at lower costs than ours, due to a lower cost structure and additional industry experience rate.

Competition

Limousine Manufacturing

The Company is one of seven limousine manufacturers in the limousine manufacturing industry operating under a QVM agreement with Ford Motors and a CMC agreement with Cadillac. There are many companies in the marketplace that do not operate under the manufacturer sponsored programs. Operating within QVM and CMC agreements enables the Company to provide enhanced warranty coverage to the purchasers of our vehicles, through superior engineering design and by utilizing the resources provided by the Ford and Cadillac. Our competition offers similar products to these limousine operators however; our sales, design and engineering team have focused our products on specifications that commercial fleet operators demand. We intend to further differentiate ourselvesby offering to these commercial fleet operator’s financial solutions including automotive leases, contract settlement processing and insurance products. The subcontractor settlement processing to thees commercial fleet operators enables the Company to communicate our products and services to our clients on a weekly basis versus once every three to four years, when they are in the market for a new vehicle. We believe that due to our focused market niche, and our experience, both with the drivers and the collateral, we will be highly competitive within the marketplace.

Subcontractor Settlement Processing

The Company is one of three entities providing independent contractors to the commercial fleet industry. CDS provides services that insulate the commercial fleet operator from workplace concerns relating to employment by creating and reinforcing an independent operator status for the individual drivers. The Company provides specialty insurance to these drivers, as well as health benefits and other insurance products they require.

Lease Financing

The Company is one of many financial service providers offering lease products to business customers. The competition consists of banks, savings and loans, finance companies, consumer product companies and independent brokers. The competition may have available to them unlimited resources and better pricing than the Company may offer. The financial services industry is very competitive. Legal and regulatory developments have made it easier for new and sometimes unregulated entities to compete with us. Consolidation among financial service providers has resulted in fewer very large national and regional banking and financial institutions holding a large accumulation of assets. These institutions may have significantly greater resources, a wider geographic presence or greater accessibility. Competition for loans comes principally from other banks, savings institutions and other lenders. This competition could decrease the number and size of loans that we make and the interest rates and fees that we receive on these loans.

Limousine Manufacturing Products and Services

Lincoln Town Car

A Lincoln Town Car is modified into a luxury limousine through a thirteen step manufacturing process completed over a period of approximately eleven days. The Company maintains a 35 to 45 day inventory of Lincoln Town Car limousines and the Ford Excursion limousines to meet customer demand. The Lincoln Town Car market makes up approximately 90% of the modified limousine chassis market.

Specialty Vehicles

The Specialty vehicles and buses include the Hummer H2, the Cadillac Escalade, the Sprinter Bus, as well as other models that are made to order. The customer has many more options in this market however pricing is based on the time, materials, manufacturing overhead plus profit margin. The specialty vehicles and buses manufactured at CTMC are primarily built to order. This is a small percentage of the limousine market, however we believe that we can sustain higher profit margins and significant customization is available based on the customers specifications.

Financial Services Products and Services

We offer the following products and services to the commercial fleet operators through the United States:

Commercial Vehicle Lease

Commercial Vehicle Loans

Balloon Notes

Equipment Leasing/Financing

Fleet Refinancing

High Line Automobile Lease/Financing

Our financial services products are funded to the commercial fleet operators for a period between twelve to seventy-two months, based on the year, make and model of the collateral. The rate of interest is between 6.9% and up to a rate of 18%, based on the applicable lending guidelines. The typical loan balance is between $20,000 and $50,000, however based on the collateral, the Company would lend up to $500,000. Based on the credit score and classification the borrower is required to conform to a minimal credit application and documentation for those borrowers classified as “A” credit to a full documentation and review of the credit standing, collateral, source of proceeds and review of documentation for those borrowers falling into the “C” or “D” credit criteria. Also the amount of borrowings and down payment on the loan or lease will have a bearing on the amount of documentation that is required by the lending officer. The collateral typically is a vehicle that is the primary source of revenue for our borrowers, such as limousine operators and courier drivers.

In addition, the Company has established a loan and lease committee that will meet at least twice a month to go over all credits made during the period. Also, all loans or leases over $100,000 requires that at least two members of the loan committee review the credit decision of the lending officer and that they review and approve the credit as well.

The committee also reviews all troubled and delinquent assets twice a month as well. The Company intends to proceed on repossession on any vehicle or collateral that is delinquent sixty days. All loans or leases considered delinquent 90 days or greater are considered non-interest earning assets or non-accrual. Any loan or lease on non-accrual will be evaluated on a loan by loan basis.

Development of Products and Services

The Company’s development of products and services is performed at the subsidiary level with a direct oversight of our management team. New products are analyzed and presented to management, so that the financial impact to the overall company and its subsidiaries can be evaluated.

Research and Development

Research and development was $747,665 for the six months ended June 30, 2004. After our acquisition of Springfield in December 2003, we determined that the production of the various vehicles needed to be segregated as to eliminate any duplication of production processes at the CTMC and SCB facilities. CTMC personnel have extensive depth of knowledge in prototype development, modification and engineering of specialty vehicles, such as the Chrysler Sprinter and the General Motors’ Hummer H2. As a result, in January 2004, the Company made a strategic decision for CTMC to focus on manufacturing specialty vehicles and limousine buses and for SCB to focus on manufacturing the Lincoln Town Car limousines and the Ford Excursion limousines. Based on these manufacturing changes, and focus on specialty vehicles, the Company plans on expending $1.25 million on research and development during the next twelve months, in addition to the $747,665 already incurred for the six months ended June 30, 2004.

Marketing

Limousine Manufacturing

The limousine manufacturing business has been in a slump since the attack on the World Trade Centers on September 11, 2001 (“9/11”) and from a peak of production of 9,000 units produced, pre-9/11 to 1,800 units produced during 2001, the industry has been coming back slowly but we do not expect the industry to reach the same production levels. The current production for the limousine manufacturing business is anticipated to be approximately 3,000 units for 2004. We expect the industry production level to increase, however it is not anticipated that the production will ever reach the 9,000 unit level.

The Company markets its limousines through tradeshows, print advertising and direct marketing to limousine operators. The Company is focusing on certain custom niches within its geographical markets and believes that opportunities for growth remain strong for modified limousine chassis. The Company has an innovative sales and service team focused on building lasting relationships with its customers. This is accomplished by delivering vehicles and services that management believes will inspire customer loyalty and enthusiasm.

The Company typically attends two tradeshows annually to exhibit their products and services, as well as to stay abreast of current trends in the marketplace. In addition to tradeshows, our sales team typically attends local limousine operator association meetings on a monthly basis. This enables the sales team to stay in front of the operators on an on-going basis. The Company and its sales team actively call the operators in their sales market to maintain a one-on-one relationship with the operators. The Company sends out direct mail marketing pieces to select customers or contacts with products or services that they believe will result in a future sale of our products.

The Company has implemented a new software package that enables management to track the sales calls by region, salesperson and operator. This provides a tool for management to assess the sales process as well as the individual performance of the sales staff. We intend to continue to refine the process through further implementation of this software package. This software package will be utilized by our sales force to sell all the products that the Company has to offer, including loans and lease financing, financial services and limousines and specialty vehicles.

In addition, the Company places print advertisement in various trade publications, which are supported by QVM and CMC agreements. The Company believes that maintaining a presence in the limousine community provides the recognition necessary to further their other forms of advertising and marketing.

Financial Services

Loan and Lease Financing

The Company markets its lease financing and other financial services through both the sales force for the limousine operators as well as through a directed sales force, specific to the industry that targets fleet operators and independent dealers within the specific niches that we intend to lend to.

The Company sends out direct mail marketing pieces to select customers or contacts with products or services that they believe will result in a future sale of our products.

Independent Contractor Settlement

The acquisition of CDS will provide the Company access to 5,000 courier drivers that we believe have specific needs that we intend to address immediately. We intend to spend approximately $500,000 during the fourth quarter of 2004, to set up town hall meetings throughout the country to educate these drivers about the various services that are available to them. We believe that the key to the success of this acquisition is to further provide the couriers with leases, cars and additional insurance products and services.

In addition, we have and will continue to meet with local and national limousine associations to present them with the CDS model. The CDS model provides a solution to problems that are endemic to their individual business and as an association.

MARKET FOR COMMON EQUITY AND OTHER STOCKHOLDER MATTERS

The Company trades on the OTC Bulletin Board under the symbol “CIGI.OB.” Inclusion on the OTC Bulletin Board permits price quotation for our shares to be published by such service.

OUTSTANDING VOTING SECURITIES AND VOTING RIGHTS

The Board of Directors has set the close of business on September 17, 2004 as the record date (the “Record Date”) for determining Stockholders of the Company entitled to receive notice of and to vote at the Annual Meeting. As of the Record Date there were 11,681,445 shares of Common Stock, $.001 par value (the “Common Stock”) issued and outstanding, all of which are entitled to be voted at the Annual Meeting. Each share of Common Stock is entitled to one vote on each matter submitted to Stockholders for approval at the Annual Meeting.

The presence, in person or by proxy, of at least a majority of the total number of shares of Common Stock outstanding on the Record Date will constitute a quorum for purposes of the Annual Meeting. If less than a majority of the outstanding shares of Common Stock are represented at the Annual Meeting, a majority of the shares so represented may adjourn the Annual Meeting from time to time without further notice. A plurality of the votes cast by holders of the Common Stock will be required for the election of directors. The appointment of Jewett, Schwartz & Associates as the Company’s independent certified public accountants for the fiscal year ending December 31, 2004, will be approved if the number of shares of Common Stock voted in favor of ratification exceeds the number of shares voted against it, and the ratification of the Company’s 2004 Stock Option Plan will be approved if the number of shares of Common Stock voted in favor of the Company’s 2004 Stock Option Plan exceeds the number of shares voted against it. Abstentions and broker non-votes will be counted as shares present at the Annual Meeting for purposes of determining a quorum. With respect to the outcome of any matter brought before the Annual Meeting (i) abstentions will be considered as shares present and entitled to vote at the Annual Meeting, but will not be counted as votes cast for or against any given matter and (ii) broker non-votes will not be considered shares present and entitled to vote. Because directors will be elected by a plurality of the votes cast at the Annual Meeting and the other matters to be acted upon at the Annual Meeting will be approved if the number of votes cast in favor of the matter exceeds the number of votes cast against it, abstentions and broker non-votes will have no effect on the outcome of the proposals to be voted upon at the Annual Meeting.

Prior to the Annual Meeting, the Company will select one or more inspectors of election for the Annual Meeting. Such inspector(s) shall determine the number of shares of Common Stock represented at the Annual Meeting, the existence of a quorum, and the validity and effect of proxies, and shall receive, count, and tabulate ballots and votes, and determine the results thereof.

A list of Stockholders entitled to vote at the Annual Meeting will be available for examination by any shareholder at the Company’s principal executive office in the United States for a period of 10 days prior to the Annual Meeting, and at the Annual Meeting itself.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of the Company’s Common Stock as of September 17, 2004 by: (i) each person known to the Company to own beneficially more than five percent of the Common Stock; (ii) each director of the Company and nominee for election as a director; (iii) each executive officer named in the Summary Compensation Table; and (iv) all executive officers and directors as a group.

The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 and 13d-5 of the Exchange Act, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under securities law, a person is considered a “beneficial owner” of a security if that person has or shares power to vote or direct the voting of such security or the power to dispose of such security. A person is also considered to be a beneficial owner of any securities of which the person has a right to acquire beneficial ownership within 60 days. We believe that each individual or entity named has sole investment and voting power with respect to the securities indicated as beneficially owned by them, subject to community property laws, where applicable, except where otherwise noted. Unless otherwise stated, the address of each person is 12555 Orange Drive, Suite 261, Davie, Florida 33330.

Name of Beneficial Owner	Number of Shares of Common Stock		Percent of Class (1)
Francis O’Donnell, Chief Executive Officer, Director	4,152,477	(1)(4)	30.61	%(2)
Susan Weisman Chief Financial Officer, Director	300,000	(4)	2.21%
John Gore Director	500,000	(4)	3.69%
Joseph I. Emas Director	200,000	(4)	1.47%
All Officers and Directors as a group (4 persons)	5,152,477		37.98%
Elm Street Partners	2,222,700	(3)	16.39%

(1)	Calculated based on 11,681,445 shares of common stock outstanding as of September 17, 2004, 10,504,974 issued and outstanding and 1,176,471 treasury stock and 1,700,000 shares of common stock issuable upon exercise of options to purchase common stock.

(2)	Includes: 1,324,582 shares of common stock issuable upon conversion of promissory notes, all of which Francis O’Donnell may be deemed to beneficially own under Rule 13d-3; 188,333 shares owned by Innovative Consulting LLC, all of which Francis O’Donnell may be deemed to beneficially own under Rule 13d-3; 60,533 shares owned by International Equities and Finance LLC, all of which Francis O’Donnell may be deemed to beneficially own under Rule 13d-3; 423,529 shares owned by Go Commercial Leasing Company, all of which Francis O’Donnell may be deemed to be beneficially own under Rule 13d-3; and 1,022,500 of which Francis O’Donnell retains voting control. The voting rights for these shares of common stock collectively are maintained by Francis O’Donnell.

(3)	1,800,000 shares owned by Springfield Coach Industries Corporation, all of which Elm Street Partners may be deemed to beneficially own under Rule 13d-3.

(4)	Includes shares of common stock options issued with employment contracts dated August 31, 2004 for Susan Weisman 300,000 shares of common stock issuable upon exercise of options to purchase common stock; John Gore 500,000 shares of common stock issuable upon exercise of options to purchase common stock; Joseph Emas 200,000 shares of common stock issuable upon exercise of options to purchase common stock; and, includes shares of common stock options issued with an employment contracts dated September 1, 2004 for Francis O’Donnell 500,000 shares of common stock issuable upon exercise of options to purchase common stock.

BOARD OF DIRECTORS

On September 17, 2004, the Company directors consisted of Francis O’Donnell Susan Weisman, John Gore and Joseph I. Emas.

COMMITTEES OF THE BOARD OF DIRECTORS

The Company has two committees: the Audit Committee and the Compensation and Investment Committee. At this time, there are no members of either Committee and the acts of the Committees are performed by the Board of Directors.

The principal functions of the Audit Committee is to recommend the annual appointment of the Company’s auditors concerning the scope of the audit and the results of their examination, to review and approve any material accounting policy changes affecting the Company’s operating results and to review the Company’s internal control procedures. The Compensation Committee reviews and recommends compensation and benefits for the executives of the Company.

EXECUTIVE COMPENSATION

The following table sets forth information with respect to compensation paid by the Company to the past Chief Executive Officer and Directors and the current Chief Executive Officer and Director:

	Annual Compensation				Long Term Compensation
					Awards			Payouts
Name and Principal Position	Year	Salary		Bonus	Other Annual Compensation	Restricted Stock Award(s)		Securities Underlying Options/ SARs (#)		LTIP Payouts	All Other Compensation
Francis O’Donnell(2)	2004	$91,663
Chief Executive Officer	2003	—		—	—	$965,450	(1)	—		—	—
Susan Weisman(2)	2004	$57,292
Chief Financial Officer	2003	—		—	—	—		—		—	—
John Gore(2) Director	2004 2003	$28,333 —		— —	— —	— —		— —		— —	— —
Joseph I. Emas(3) Director	2004 2003	— —		— —	— —	— —		— —		— —	— —
Dave Mullikin,	2002	$130,000		—	—	—		—		—	20,068	(4)
Former Chief Executive Officer	2001	$233,910		—	—	—		$6,309	(5)	—	—
Brad Cohen,	2002	$104,167		—	—	—		—		—	9.800	(4)
Former Chief Financial Officer	2001	$212,500	(4)	—	—	—		$4,842	(5)	—	—

(1)	Mr. O’Donnell received 1,405,000 shares of common stock on August 26, 2003 valued at $0.45 a share, for past and future consulting services to the Company. The value of the issuance of stock was $632,250. In addition, companies that Mr. O’Donnell controls have settled outstanding liabilities with the Company through the issuance of an aggregate of 1.1 million shares of common stock, as of August 26, 2003, valued at $0.45 per share reflecting a loss to the Company totaling $333,200.

(2)	Compensation is for the period from January 1, 2004 through September 15, 2004. All of the compensation for Francis O’Donnell has been accrued and unpaid, and a portion of the compensation for John Gore and Susan Weisman has been accrued and unpaid.

(3)	Joseph I. Emas was special securities counsel to the Company until July, 2004 and was compensated as an independent contractor.

(4)	Effective January 1, 2002, the Company entered two separate lease agreements with officers and directors of the Company to lease space to be utilized for office purposes at a rate totaling $5,134 per month. The initial term of the lease was one year with a two-year renewal option (at the Company’s option) at a rate totaling $10,000 per month. Rental expense totaled $29,868 for the year ended December 31, 2002. The agreement between the Company and Brad Cohen was terminated effective with his resignation on May 31, 2002. The agreement between the Company and Mr. Mullikin was terminated on January 3, 2003.

(5)	The Company issued 1,493 shares of common stock to Brad Cohen and 1,493 shares of common stock to Dave Mullikin, pursuant to their employment agreements.

Aggregated Option/SAR Exercises in Last Fiscal Year and FY-End Option/SAR Values

Name	Shares acquired on exercise (#)	Value realized ($)	Number of securities underlying unexercised options/SARs at FY-end (#) Exercisable/ Unexercisable	Value of unexercised in-the- money options/SARs at FY-end ($) Exercisable/ Unexercisable
Francis O’Donnell Chief Executive Officer	—	—	500,000	$124,500
Susan Weisman Chief Financial Officer	—	—	300,000	$74,700
John Gore	—	—	500,000	$124,500
Joseph I. Emas	—	—	200,000	$49,800

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that the Company directors and executive officers, and persons who own more than ten percent (10%) of the Company’s outstanding Common Stock, file with the Securities and Exchange Commission (the “Commission”) initial reports of ownership and reports of changes in ownership of Common Stock. Such persons are required by the Commission to furnish the Company with copies of all such reports they file. The Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representation, as of December 31, 2003, all of the Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners have been satisfied.

AUDIT AND CERTAIN OTHER FEES PAID TO ACCOUNTANTS

Year ended December 31, 2003

Audit Fees: The aggregate fees, including expenses, billed by the Company’s principal accountant in connection with the audit of our consolidated financial statements for the most recent fiscal year and for the review of our financial information included in our Annual Report on Form 10-KSB; and our quarterly reports on Form 10-QSB during the fiscal year ending December 31, 2003 was $27,000.

Audit Related Fees: The aggregate fees, including expenses, billed by the Company’s principal accountant for services reasonably related to the audit for the year ended December 31, 2003 were $27,000.

All Other Fees: The aggregate fees, including expenses, billed for all other services rendered to the Company by its principal accountant during year 2003 was $-0-.

The Board of Directors has considered whether the provisions of the services covered above under the captions “Financial Information Systems Design and Implementation Fees” and “All Other Fees” is compatible with maintaining the auditor’s independence.

PROPOSAL 1 - ELECTION OF DIRECTORS

At the Annual Meeting, four directors is to be elected to hold office until the next Annual Meeting of Stockholders and until his successor has been elected and qualified. The four nominees for election as directors are Francis O’Donnell Susan Weisman, John Gore and Joseph I. Emas. Each nominee is currently a member of the Board of Directors. The person named in the enclosed proxy card has advised that, unless otherwise directed on the proxy card, they intend to vote FOR the election of the nominees. Should any nominee become unable or unwilling to accept nomination or election for any reason, persons named in the enclosed proxy card may vote for a substitute nominee designated by the Board of Directors. The Company has no reason to believe any nominee named will be unable or unwilling to serve if elected.

Nominee

NAME	AGE	POSITION
Francis O’Donnell	45	Chairman of the Board, Chief Executive Officer

John Gore	50	Director, President Coach Financial Services

Susan Weisman	44	Director, Chief Financial Officer

Joseph I. Emas	49	Director

Francis O’Donnell has served as Chief Executive Officer and Chairman of the Board of Directors of the Company since July 10, 2003. Mr. O’Donnell is also the Managing Member of International Equities and Finance, LLC, a company specializing in recapitalizing and re-engineering entities and has held this position since February 2001. From November 1996 to February 2001, Mr. O’Donnell was the President and Chief Executive Officer of Inorganic Recycling Corporation. From November 1993 to November 1996, Mr. O’Donnell was a Group Director for Ryder Systems. From February 1991 to November 1993, Mr. O’Donnell was the President and Chief Executive Officer of Business Telecom, Inc. From January 1987 to February 1991, Mr. O’Donnell was the Vice President of Strategic Planning at MCI Telecommunications. Mr. O’Donnell holds a Business and Mathematics degree from Rollins College, Winter Park, Florida and Masters in Business Administration (MBA) from Columbia University in New York.

John Gore served as the President of Coach Financial Services since July 2004 and a member of the Board of Directors from September 1, 2004. Mr. Gore’s 24 years of experience in the limousine manufacturing business as well as a provider of financial services to the limousine and transportation industry. From 1994 to 2003, Mr. Gore was the co-founder and Chief Executive Officer of United States Coach Works, Inc. (“USC”). USC was the second largest manufacturer of stretch limousines in the United States. In September 2003, NEWSDAY recognized USC and one of the top 100 privately held companies on Long Island, with sales in excess of $70 million. In addition, Mr. Gore founded Go Financial Group (“GFG”), a financial services company that provides financing within the transportation industry. From 1988 to 1994, Mr. Gore was a director and subsequently President of First Empire Banc Corp (“FEBC”) which provided commercial financing on a national basis. From 1984 to 1990, Mr. Gore was President of Southampton Coach Works, Inc., a manufacturer of limousines that was sold in 1990 and currently operates as Royale Limousine Manufacturers. Mr. Gore was the founding member and has held several directors, committee and officers’ posts of LIMO, the limousine Industry Manufacturing Organization. In 1990, Mr. Gore was elected to the post of Chairman of the limousine anti dumping organization and successfully defended the industry from foreign competition in the courts of the United States International Trade Commission.

Susan Weisman has served as Chief Financial Officer of the Company since June 1, 2004 and a member of the Board of Director from September 1, 2004. From May 2001 to May 2004, Ms. Weisman was with Kramer Weisman and Associates, LLP, an accounting and consulting firm providing SEC and various other management services. Ms. Weisman provided accounting, tax and consulting services to various clients (including Coach since September 2003) in the financial services, real estate, manufacturing and various other industries, focusing on publicly-held reporting companies. From July 2000 through May 2001, Ms. Weisman was the Corporate Controller of Viasource Communications, Inc., a telecommunications company. Ms. Weisman was with BankAtlantic Bancorp, Inc. from September 1990 through May 2000 in various positions, leaving the company as their Chief Financial Officer. BankAtlantic Bancorp, Inc. is a $5 billion NYSE listed financial institution located primarily in South Florida, with real estate holdings, as well as an investment banking firm. Ms. Weisman holds an Accounting degree from Brooklyn College, Brooklyn, New York and is a Certified Public Accountant.

Joseph I. Emas served as general counsel of the Company since July 2004 and a special securities counsel since July, 2003. Mr. Emas is licensed to practice law in Florida, New Jersey and New York. Mr. Emas specializes in securities regulation, corporate finance, mergers and acquisitions and corporate law. Mr. Emas received his Honors BA at University of Toronto, Bachelor of Administrative Studies, with distinction, at York University in Toronto, his JD, cum laude from Nova Southeastern Shepard Broad Law School and his LL.M. in Securities Regulation at Georgetown University Law Center. Mr. Emas was an Adjunct Professor of Law at Nova Southeastern Shepard Broad Law School. Mr. Emas received the William Smith Award, Pro Bono Advocate for Children in 2000 and is the author of “Update of Juvenile Jurisdiction Florida Practice in Juvenile Law.” Mr. Emas has been a member of the Juvenile Court Rules Committee for the State of Florida since 1999.

BOARD OF DIRECTORS

Directors are elected at the Company’s annual meeting of Stockholders and serve for one year until the next annual Stockholders’ meeting or until their successors are elected and qualified. Officers are elected by the Board of Directors and their terms of office are, except to the extent governed by employment contract, at the discretion of the Board. The Company reimburses all Directors for their expenses in connection with their activities as directors of the Company. Directors of the Company who are also employees of the Company will not receive additional compensation for their services as directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE NOMINEE AS DIRECTOR TO SERVE UNTIL THE COMPANY’S ANNUAL MEETING OF STOCKHOLDERS IN 2005 AND UNTIL THEIR SUCCESSORS HAVE BEEN ELECTED AND QUALIFIED.

PROPOSAL 2 - RATIFICATION OF APPOINTMENT OF AUDITORS

The Board of Directors has appointed Jewett, Schwartz & Associates, as the Company’s independent certified public accountants for the fiscal year ending December 31, 2004. A representative of Jewett, Schwartz & Associates, is expected to be present at the Annual Meeting, will have an opportunity to make a statement if such representative desires to do so and is expected to be available to respond to appropriate questions. The affirmative vote of a majority of the votes cast is necessary to appoint Jewett, Schwartz & Associates.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF JEWETT, SCHWARTZ & ASSOCIATES AS THE COMPANY’S INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2004.

PROPOSAL 3 -

RATIFICATION OF THE COMPANY’S 2004 STOCK OPTION PLAN

The purposes of the 2004 Stock Option Plan (the “2004 Plan”) are (i) to promote the long-term interests of the Company and its stockholders by strengthening the Company’s ability to attract, motivate and retain key personnel and (ii) to provide additional incentive for those persons through stock ownership and other incentives to improve operations, increase profits and strengthen the mutuality of interest between those persons and the Company. The Company believes that the granting of stock options and other awards will serve as partial consideration for and give well-qualified employees, non-employee directors and others an additional inducement to remain in the service of the Company and provide them with an increased incentive to work for the Company’s success.

Summary of the 2004 Plan

This summary is qualified in its entirety by the terms of the 2004 Plan, a copy of which is attached hereto as Exhibit A. The 2004 Plan provides for the granting of (i) options to purchase Common Stock that qualify as “incentive stock options” (“Incentive Stock Options”) within the meaning of Section 422 of the Internal Revenue Code (the “Code”), (ii) options to purchase Common Stock that do not qualify as Incentive Stock Options (“Nonqualified Options”) and (iii) restricted stock. The total number of shares of Common Stock with respect to which awards may be granted under the 2004 Plan shall be three million (3,000,000) shares of common stock.

Administration and Eligibility. The 2004 Plan would be administered by a committee appointed by the Board or if no such committee is selected, then by the Board itself (the “Committee”), which selects the participants to be granted awards under the 2004 Plan, determines the amount of grants to participants and prescribes discretionary terms and conditions of each award not otherwise fixed under the 2004 Plan. Awards under the 2004 Plan other than Incentive Stock Options may be granted to the Company’s employees, officers, directors and consultants. Incentive Stock Options may only be granted to the Company’s employees. As of the date hereof, no awards have been granted under the 2004 Plan, and future awards cannot be quantified or estimated.

Stock Options. Incentive Stock Options must be granted with an exercise price equal to at least the fair market value of the Common Stock on the date of grant. If an Incentive Stock Option is to be granted to an employee who owns over 10% of the total combined voting power of all classes of the Company’s stock, then the exercise price may not be less than 110% of the fair market value of the Common Stock covered by the option on the date the option is granted. In the Committee’s sole discretion, Nonqualified Options may be granted with an exercise price less than 100%, but no less than 85%, of the fair market value of the Common Stock on the date of grant, but not less than 85% of the fair market value.

The aggregate fair market value (determined as of the time the Incentive Stock Option is granted) of shares of Common Stock with respect to which Incentive Stock Options become exercisable for the first time by a participant under the 2004 Plan during any calendar year may not exceed $100,000. Stock options granted under the 2004 Plan have a maximum term fixed by the Committee, not to exceed ten years from the date of grant. Stock options become exercisable during their terms in the manner determined by the Committee and as set forth in the applicable stock option agreement. Stock options may not be transferred other than by will or the laws of descent and distribution, and during the lifetime of a participant they may be exercised only by the participant.

Restricted Stock Awards. The Committee may grant shares of Common Stock on such terms and conditions and subject to such repurchase or forfeiture restrictions, if any, as the Committee shall determine in its sole discretion (“Restricted Stock”), which terms, conditions and restrictions shall be set forth in the instrument evidencing the Restricted Stock award. The Committee may provide that the forfeiture restrictions shall lapse on the passage of time, the attainment of one or more performance targets established by the Committee or the occurrence of such other event or events determined to be appropriate by the Committee. The grantee of a Restricted Stock award shall have the right to receive dividends with respect to the shares of Common Stock subject to a Restricted Stock award, to vote the shares of Common Stock subject thereto and to enjoy all other stockholder rights with respect to the shares of Common Stock subject thereto, except that, unless provided otherwise, (i) the grantee shall not be entitled to delivery of the Common Stock certificate until the applicable forfeiture restrictions have expired, (ii) the Company or an escrow agent shall retain custody of the shares of Common Stock until the forfeiture restrictions have expired, (iii) the grantee may not transfer the Common Stock until the forfeiture restrictions have expired and (iv) a breach of the terms and conditions established by the Committee pursuant to the Restricted Stock agreement shall cause a forfeiture of the Restricted Stock award.

The Committee, in its sole discretion, may waive the repurchase or forfeiture period and any other terms, conditions or restrictions on any Restricted Stock under such circumstances and subject to such terms and conditions as the Committee shall deem appropriate. However, the Committee may not waive the repurchase or forfeiture period with respect to a Restricted Stock award that has been granted if such award has been designed to meet the exception for performance-based compensation under Section 162(m) of the Code.

Amendment and Termination of the Plan. The 2004 Plan may be amended, terminated or suspended by the Board at any time. The 2004 Plan will terminate not later than the ten-year anniversary of its effective date. However, awards granted before the termination of the 2004 Plan may extend beyond that date in accordance with their terms.

The approval of the 2004 Plan requires the affirmative vote of not less than a majority of the votes cast at the Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE 2004 STOCK OPTION PLAN.

CAUTIONARY STATEMENTS CONCERNING FORWARD-LOOKING INFORMATION

This Proxy Statement contains forward-looking statements. Certain matters discussed herein are forward-looking statements within the meaning of the Private Litigation Reform Act of 1995. Certain, but not necessarily all, of such statements can be identified by the use of forward-looking terminology, such as “believes,” “expects,” “may,” “will,” “should,” “estimates” or “anticipates” or the negative thereof or comparable terminology. All forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual transactions, results, performance or achievements of the company to be materially different from any future transactions, results, performance or achievements expressed or implied by such forward-looking statements. These may include, but are not limited to: (a) matters described in this Proxy Statement and matters described in “Note on Forward-Looking Statements” in our Annual Report on Form 10-KSB for the year ended December 31, 2003, (b) the ability to operate our business after the closing in a manner that will enhance stockholder value. Although we believe the expectations reflected in such forward-looking statements are based upon reasonable assumptions and business opportunities, we can give no assurance that our expectations will be attained or that any deviations will not be material. We undertake no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect any future events or circumstances.

ADDITIONAL INFORMATION

If you have any questions about the actions described above, you may contact Joseph I. Emas, 1224 Washington Avenue, Miami Beach, Florida 33139 (305) 531-1174.

We are subject to the informational requirements of the Securities Exchange Act of 1934 and in accordance with the requirements thereof, file reports, proxy statements and other information with the Securities and Exchange Commission (“SEC”). Copies of these reports, proxy statements and other information can be obtained at the SEC’s public reference facilities at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C., 20549. Additionally, these filings may be viewed at the SEC’s website at http://www.sec.gov.

We filed our annual report for the fiscal year ended December 31, 2003 on Form 10-KSB with the SEC. A copy of past annual reports on Form 10-KSB (except for certain exhibits thereto), may be obtained, upon written request by any stockholder to Joseph I. Emas, 1224 Washington Avenue, Miami Beach, Florida 33139 (305) 531-1174. Copies of all exhibits to the annual reports on Form 10-KSB are available upon a similar request.

INFORMATION INCORPORATED BY REFERENCE

The following documents are incorporated herein by reference and to be a part hereof from the date of filing of such documents:

Annual Report on Form 10-KSB for the fiscal year ended December 31, 2003.

All documents filed by the Company with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Information Statement and prior to the effective date of the action taken described herein, including the Annual Report on Form 10-KSB for the fiscal year ended December 31, 2003.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Information Statement to the extent that a statement contained herein or in any other subsequently filed document that also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Information Statement.

This Information Statement incorporates, by reference, certain documents that are not presented herein or delivered herewith. Copies of any such documents, other than exhibits to such documents which are not specifically incorporated by reference herein, are available without charge to any person, including any stockholder, to whom this Information Statement is delivered, upon written or oral request to our Secretary at our address and telephone number set forth herein.

SHAREHOLDER PROPOSALS FOR THE 2005 ANNUAL MEETING

Under SEC rules, shareholders intending to present a proposal at the Annual Meeting in 2005 and have it included in our proxy statement must submit the proposal in writing to Francis O’Donnell, at 12555 Orange Drive, Suite 261, Davie, Florida 33330. We must receive the proposal no later than March 31, 2005.

For business to be properly brought before an annual meeting by a shareholder, the shareholder, in addition to any other applicable requirements, must have given timely notice thereof in writing to the Company. To be timely, a shareholder’s notice must be delivered to or mailed and received at the principal executive offices of the Company no later than March 31, 2005. A shareholder’s notice to the Company shall set forth as to each matter the shareholder proposes to bring before the annual meeting:

•	a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting,

•	the name and address, as they appear on the Company’s books, of the shareholder proposing such business,

•	the class and number of shares of voting stock of the Company which are beneficially owned by the shareholder,

•	a representation that the shareholder intends to appear in person or by proxy at the meeting to bring the proposed business before the annual meeting, and

•	a description of any material interest of the shareholder in such business.

The Company reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal or nomination that does not comply with these and other applicable requirements.

/s/ FRANCIS O’DONNELL
FRANCIS O’DONNELL
President and Chief Executive Officer

Davie, Florida

September 16, 2004

Exhibit A

COACH INDUSTRIES GROUP, INC.

2004 STOCK OPTION PLAN

1. Purpose. The purpose of this Plan is to advance the interests of Coach Industries Group, Inc., a Nevada corporation (the “Company”), by providing an additional incentive to attract, retain and motivate highly qualified and competent persons who are key to the Company, including key employees, consultants, independent contractors, Officers and Directors, and upon whose efforts and judgment the success of the Company and its Subsidiaries is largely dependent, by authorizing the grant of options to purchase Common Stock of the Company and other related benefits to persons who are eligible to participate hereunder, thereby encouraging stock ownership in the Company by such persons, all upon and subject to the terms and conditions of this Plan.

2. Definitions. As used herein, the following terms shall have the meanings indicated:

(a) “Board” shall mean the Board of Directors of the Company.

(b) “Cause” shall mean any of the following:

(i) a determination by the Company that there has been a willful, reckless or grossly negligent failure by the Optionee to perform his or her duties as an employee of the Company;

(ii) a determination by the Company that there has been a willful breach by the Optionee of any of the material terms or provisions of any employment agreement between such Optionee and the Company;

(iii) any conduct by the Optionee that either results in his or her conviction of a felony under the laws of the United States of America or any state thereof, or of an equivalent crime under the laws of any other jurisdiction;

(iv) a determination by the Company that the Optionee has committed an act or acts involving fraud, embezzlement, misappropriation, theft, breach of fiduciary duty or material dishonesty against the Company, its properties or personnel;

(v) any act by the Optionee that the Company determines to be in willful or wanton disregard of the Company’s best interests, or which results, or is intended to result, directly or indirectly, in improper gain or personal enrichment of the Optionee at the expense of the Company;

(vi) a determination by the Company that there has been a willful, reckless or grossly negligent failure by the Optionee to comply with any rules, regulations, policies or procedures of the Company, or that the Optionee has engaged in any act, behavior or conduct demonstrating a deliberate and material violation or disregard of standards of behavior that the Company has a right to expect of its employees; or

(vii) if the Optionee, while employed by the Company and for two years thereafter, violates a confidentiality and/or noncompete agreement with the Company, or fails to safeguard, divulges, communicates, uses to the detriment of the Company or for the benefit of any person or persons, or misuses in any way, any Confidential Information; provided, however, that, if the Optionee has entered into a written employment agreement with the Company which remains effective and which expressly provides for a termination of such Optionee’s employment for “cause,” the term “Cause” as used herein shall have the meaning as set forth in the Optionee’s employment agreement in lieu of the definition of “Cause” set forth in this Section 2(b).

(c) “Change of Control” shall mean the acquisition by any person or group (as that term is defined in the Exchange Act, and the rules promulgated pursuant to that act) in a single transaction or a series of transactions of thirty percent (30%) or more in voting power of the outstanding stock of the Company and a change of the composition of the Board of Directors so that, within two years after the acquisition took place, a majority of the members of the Board of Directors of the Company, or of any corporation with which the Company may be consolidated or merged, are persons who were not directors or officers of the Company or one of its Subsidiaries immediately prior to the acquisition, or to the first of a series of transactions which resulted in the acquisition of thirty percent (30%) or more in voting power of the outstanding stock of the Company.

(d) “Code” shall mean the Internal Revenue Code of 1986, as amended.

(e) “Committee” shall mean the stock option committee appointed by the Board or, if not appointed, the Board.

(f) “Common Stock” shall mean the Company’s Common Stock, par value $.001 per share.

(g) “Director” shall mean a member of the Board.

(h) “Employee” shall mean any person, including officers, directors, consultants and independent contractors employed by the Company or any parent or Subsidiary of the Company within the meaning of Section 3401(c) of the regulators promulgated thereunder.

(i) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(j) “Fair Market Value” of a Share on any date of reference shall be the Closing Price of a share of Common Stock on the business day immediately preceding such date,

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unless the Committee in its sole discretion shall determine otherwise in a fair and uniform manner. For this purpose, the “Closing Price” of the Common Stock on any business day shall be (i) if the Common Stock is listed or admitted for trading on any United States national securities exchange, or if actual transactions are otherwise reported on a consolidated transaction reporting system, the last reported sale price of the Common Stock on such exchange or reporting system, as reported in any newspaper of general circulation, (ii) if the Common Stock is quoted on The Nasdaq Stock Market (“Nasdaq”), or any similar system of automated dissemination of quotations of securities prices in common use, the mean between the closing high bid and low asked quotations for such day of the Common Stock on such system, or (iii) if neither clause (i) nor (ii) is applicable, the mean between the high bid and low asked quotations for the Common Stock as reported by the National Quotation Bureau, Incorporated if at least two securities dealers have inserted both bid and asked quotations for the Common Stock on at least five of the 10 preceding days. If the information set forth in clauses (i) through (iii) above is unavailable or inapplicable to the Company (e.g., if the Company’s Common Stock is not then publicly traded or quoted), then the “Fair Market Value” of a Share shall be the fair market value (i.e., the price at which a willing seller would sell a Share to a willing buyer when neither is acting under compulsion and when both have reasonable knowledge of all relevant facts) of a share of the Common Stock on the business day immediately preceding such date as the Committee in its sole and absolute discretion shall determine in a fair and uniform manner.

(k) “Incentive Stock Option” shall mean an incentive stock option as defined in Section 422 of the Code.

(l) “Non-Statutory Stock Option” or “Nonqualified Stock Option” shall mean an Option which is not an Incentive Stock Option.

(m) “Officer” shall mean the Company’s chairman, president, principal financial officer, principal accounting officer (or, if there is no such accounting officer, the controller), any vice-president of the Company in charge of a principal business unit, division or function (such as sales, administration or finance), any other officer who performs a policy-making function, or any other person who performs similar policy-making functions for the Company. Officers of Subsidiaries shall be deemed Officers of the Company if they perform such policy-making functions for the Company. As used in this paragraph, the phrase “policy-making function” does not include policy-making functions that are not significant. Unless specified otherwise in a resolution by the Board, an “executive officer” pursuant to Item 401(b) of Regulation S-K (17 C.F.R. § 229.401(b)) shall be only such person designated as an “Officer” pursuant to the foregoing provisions of this paragraph.

(n) “Option” (when capitalized) shall mean any stock option granted under this Plan.

(o) “Optionee” shall mean a person to whom an Option is granted under this Plan or any person who succeeds to the rights of such person under this Plan by reason of the death of such person.

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(p) “Plan” shall mean this 2004 Stock Option Plan of the Company, which Plan shall be effective upon approval by the Board, subject to approval, within 12 months of the date thereof by holders of a majority of the Company’s issued and outstanding Common Stock of the Company.

(q) “Share” or “Shares” shall mean a share or shares, as the case may be, of the Common Stock, as adjusted in accordance with Section 10 of this Plan.

(r) “Subsidiary” shall mean any corporation (other than the Company) in any unbroken chain of corporations beginning with the Company if, at the time of the granting of the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

3. Shares and Options. Subject to adjustment in accordance with Section 10 hereof, the Company may issue up to three million (3,000,000) Shares from Shares held in the Company’s treasury or from authorized and unissued Shares through the exercise of Options issued pursuant to the provisions of this Plan. If any Option granted under this Plan shall terminate, expire, or be canceled, forfeited or surrendered as to any Shares, the Shares relating to such lapsed Option shall be available for issuance pursuant to new Options subsequently granted under this Plan. Upon the grant of any Option hereunder, the authorized and unissued Shares to which such Option relates shall be reserved for issuance to permit exercise under this Plan. Subject to the provisions of Section 14 hereof, an Option granted hereunder shall be either an Incentive Stock Option or a Non-Statutory Stock Option as determined by the Committee at the time of grant of such Option and shall clearly state whether it is an Incentive Stock Option or Non-Statutory Stock Option. All Incentive Stock Options shall be granted within 10 years from the effective date of this Plan.

4. Limitations. Options otherwise qualifying as Incentive Stock Options hereunder will not be treated as Incentive Stock Options to the extent that the aggregate Fair Market Value (determined at the time the Option is granted) of the Shares, with respect to which Options meeting the requirements of Code Section 422(b) are exercisable for the first time by any individual during any calendar year (under all stock option or similar plans of the Company and any Subsidiary), exceeds $100,000.

5. Conditions for Grant of Options.

(a) Each Option shall be evidenced by an option agreement that may contain any term deemed necessary or desirable by the Committee, provided such terms are not inconsistent with this Plan or any applicable law. Optionees shall be those persons selected by the Committee from the class of all regular Employees of the Company or its Subsidiaries, including Employee Directors and Officers who are regular or former regular employees of the Company, Directors who are not regular employees of the Company, as well as consultants to the Company. Any person who files with the Committee, in a form satisfactory to the Committee, a written waiver of eligibility to receive any Option under this Plan shall not be eligible to receive any Option under this Plan for the duration of such waiver.

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(b) In granting Options, the Committee shall take into consideration the contribution the person has made, or is expected to make, to the success of the Company or its Subsidiaries and such other factors as the Committee shall determine. The Committee shall also have the authority to consult with and receive recommendations from Officers and other personnel of the Company and its Subsidiaries with regard to these matters. The Committee may from time to time in granting Options under this Plan prescribe such terms and conditions concerning such Options as it deems appropriate, provided that such terms and conditions are not more favorable to an Optionee than those expressly permitted herein; provided further, however, that to the extent not cancelled pursuant to Section 9(b) hereof, upon a Change in Control, any Options that have not yet vested, may, in the sole discretion of the Committee, vest upon such Change in Control.

(c) The Options granted to employees under this Plan shall be in addition to regular salaries, pension, life insurance or other benefits related to their employment with the Company or its Subsidiaries. Neither this Plan nor any Option granted under this Plan shall confer upon any person any right to employment or continuance of employment (or related salary and benefits) by the Company or its Subsidiaries.

6. Exercise Price. The exercise price per Share of any Option shall be any price determined by the Committee but in no event shall the exercise price per Share of any Option be less than the Fair Market Value of the Shares underlying such Option on the date such Option is granted and, in the case of an Incentive Stock Option granted to a 10% stockholder, the per Share exercise price will not be less than 110% of the Fair Market Value. Re-granted Options, or Options which are canceled and then re-granted covering such canceled Options, will, for purposes of this Section 6, be deemed to have been granted on the date of the re-granting.

7. Exercise of Options.

(a) An Option shall be deemed exercised when (i) the Company has received written notice of such exercise in accordance with the terms of the Option, (ii) full payment of the aggregate option price of the Shares as to which the Option is exercised has been made, (iii) the Optionee has agreed to be bound by the terms, provisions and conditions of any applicable stockholders’ agreement, and (iv) arrangements that are satisfactory to the Committee in its sole discretion have been made for the Optionee’s payment to the Company of the amount that is necessary for the Company or the Subsidiary employing the Optionee to withhold in accordance with applicable Federal or state tax withholding requirements. Unless further limited by the Committee in any Option, the exercise price of any Shares purchased pursuant to the exercise of such Option shall be paid in cash, by certified or official bank check, by money order, with Shares or by a combination of the above; provided, however, that the Committee in its sole discretion may accept a personal check in full or partial payment of any Shares. The Company in its sole discretion may, on an individual basis or pursuant to a general program established by the Committee in connection with this Plan, lend money to an Optionee to exercise all or a portion of the Option granted hereunder. If the exercise price is paid in whole or part with the Optionee’s promissory note, such note shall (i) provide for full recourse to the maker, (ii) be collateralized by the pledge of the Shares that the Optionee purchases upon exercise of such

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Option, (iii) bear interest at a rate no less than the rate of interest payable by the Company to its principal lender, and (iv) contain such other terms as the Committee in its sole discretion shall require.

(b) No Optionee shall be deemed to be a holder of any Shares subject to an Option unless and until a stock certificate or certificates for such Shares are issued to such person(s) under the terms of this Plan. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as expressly provided in Section 10 hereof.

(c) Any Option may, in the discretion of the Committee, be exercised pursuant to a “cashless” or “net issue” exercise. In lieu of exercising the Option as specified in subsection (a) above, the Optionee may pay in whole or in part with Shares, the number of which shall be determined by dividing (a) the aggregate Fair Value of such Shares otherwise issuable upon exercise of the Option minus the aggregate Exercise Price of such Option by (b) the Fair Value of one such Share, or the Optionee may pay in whole or in part through a reduction in the number of Shares received through the exercise of the Option equal to the quotient of the (a) aggregate Fair Value of all the Shares issuable upon exercise of the Option minus the aggregate Exercise Price of such Option (b) divided by the Fair Value of one such share. If the exercise price is paid in whole or in part with Shares, the value of the Shares surrendered shall be their Fair Market Value on the date the Option is exercised.

8. Exercisability of Options. Any Option shall become exercisable in such amounts, at such intervals, upon such events or occurrences and upon such other terms and conditions as shall be provided in an individual Option agreement evidencing such Option, except as otherwise provided in Section 5(b) or this Section 8.

(a) The expiration date(s) of an Option shall be determined by the Committee at the time of grant, but in no event shall an Option be exercisable after the expiration of 10 years from the date of grant of the Option.

(b) Unless otherwise expressly provided in any Option as approved by the Committee, notwithstanding the exercise schedule set forth in any Option, each outstanding Option, may, in the sole discretion of the Committee, become fully exercisable upon the date of the occurrence of any Change of Control, but, unless otherwise expressly provided in any Option, no earlier than six months after the date of grant, and if and only if Optionee is in the employ of the Company on such date.

(c) The Committee may in its sole discretion accelerate the date on which any Option may be exercised and may accelerate the vesting of any Shares subject to any Option or previously acquired by the exercise of any Option.

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9. Termination of Option Period.

(a) Unless otherwise expressly provided in any Option, the unexercised portion of any Option shall automatically and without notice immediately terminate and become forfeited, null and void at the time of the earliest to occur of the following:

(i) three months after the date on which the Optionee’s employment is terminated for any reason other than by reason of (A) Cause, (B) the termination of the Optionee’s employment with the Company by such Optionee following less than 60 days’ prior written notice to the Company of such termination (an “Improper Termination”), (C) a mental or physical disability (within the meaning of Section 22(e) of the Code) as determined by a medical doctor satisfactory to the Committee, or (D) death;

(ii) immediately upon (A) the termination by the Company of the Optionee’s employment for Cause, or (B) an Improper Termination;

(iii) one year after the date on which the Optionee’s employment is terminated by reason of a mental or physical disability (within the meaning of Code Section 22(e)) as determined by a medical doctor satisfactory to the Committee or the later of three months after the date on which the Optionee shall die if such death shall occur during the one-year period specified herein; or

(iv) the later of (a) one year after the date of termination of the Optionee’s employment by reason of death of the employee, or (b) three months after the date on which the Optionee shall die if such death shall occur during the one year period specified in Subsection 9(a)(iii) hereof.

(b) The Committee in its sole discretion may, by giving written notice (“cancellation notice”), cancel effective upon the date of the consummation of any corporate transaction described in Subsection 10(d) hereof, any Option that remains unexercised on such date. Such cancellation notice shall be given a reasonable period of time prior to the proposed date of such cancellation and may be given either before or after approval of such corporate transaction.

(c) Upon termination of Optionee’s employment as described in this Section 9, or otherwise, any Option (or portion thereof) not previously vested or not yet exercisable pursuant to Section 8 of this Plan or the vesting schedule set forth in such Option shall be immediately canceled.

10. Adjustment of Shares.

(a) If at any time while this Plan is in effect or unexercised Options are outstanding, there shall be any increase or decrease in the number of issued and outstanding Shares through the declaration of a stock dividend or through any recapitalization resulting in a stock split, combination or exchange of Shares (other than any such exchange or issuance of

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Shares through which Shares are issued to effect an acquisition of another business or entity or the Company’s purchase of Shares to exercise a “call” purchase option), then and in such event:

(i) appropriate adjustment shall be made in the maximum number of Shares available for grant under this Plan, so that the same percentage of the Company’s issued and outstanding Shares shall continue to be subject to being so optioned;

(ii) appropriate adjustment shall be made in the number of Shares and the exercise price per Share thereof then subject to any outstanding Option, so that the same percentage of the Company’s issued and outstanding Shares shall remain subject to purchase at the same aggregate exercise price; and

(iii) such adjustments shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive.

(b) Subject to the specific terms of any Option, the Committee may change the terms of Options outstanding under this Plan, with respect to the option price or the number of Shares subject to the Options, or both, when, in the Committee’s sole discretion, such adjustments become appropriate by reason of a corporate transaction described in Subsection 10(d) hereof, or otherwise.

(c) Except as otherwise expressly provided herein, the issuance by the Company of shares of its capital stock of any class, or securities convertible into or exchangeable for shares of its capital stock of any class, either in connection with a direct or underwritten sale, or upon the exercise of rights or warrants to subscribe therefor or purchase such Shares, or upon conversion of obligations of the Company into such Shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of or exercise price of Shares then subject to outstanding Options granted under this Plan.

(d) Without limiting the generality of the foregoing, the existence of outstanding Options granted under this Plan shall not affect in any manner the right or power of the Company to make, authorize or consummate (i) any or all adjustments, reclassifications, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business; (ii) any merger or consolidation of the Company or to which the Company is a party; (iii) any issuance by the Company of debt securities, or preferred or preference stock that would rank senior to or above the Shares subject to outstanding Options; (iv) any purchase or issuance by the Company of Shares or other classes of common stock or common equity securities; (v) the dissolution or liquidation of the Company; (vi) any sale, transfer, encumbrance, pledge or assignment of all or any part of the assets or business of the Company; or (vii) any other corporate act or proceeding, whether of a similar character or otherwise.

(e) The Optionee shall receive written notice within a reasonable time prior to the consummation of such action advising the Optionee of any of the foregoing. The Committee may, in the exercise of its sole discretion, in such instances declare that any Option shall terminate as of a date fixed by the Board and give each Optionee the right to exercise his or her Option.

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11. Transferability. No Option or stock appreciation right granted hereunder shall be sold, pledged, assigned, hypothecated, disposed or otherwise transferred by the Optionee other than by will or the laws of descent and distribution, unless otherwise authorized by the Board, and no Option or stock appreciation right shall be exercisable during the Optionee’s lifetime by any person other than the Optionee.

12. Issuance of Shares. As a condition of any sale or issuance of Shares upon exercise of any Option, the Committee may require such agreements or undertakings, if any, as the Committee may deem necessary or advisable to assure compliance with any such law or regulation including, but not limited to, the following:

(i) a representation and warranty by the Optionee to the Company, at the time any Option is exercised, that he is acquiring the Shares to be issued to him for investment and not with a view to, or for sale in connection with, the distribution of any such Shares; and

(ii) an agreement and undertaking to comply with all of the terms, restrictions and provisions set forth in any then applicable stockholders’ agreement relating to the Shares, including, without limitation, any restrictions on transferability, any rights of first refusal and any option of the Company to “call” or purchase such Shares under then applicable agreements, and

(iii) any restrictive legend or legends, to be embossed or imprinted on Share certificates, that are, in the discretion of the Committee, necessary or appropriate to comply with the provisions of any securities law or other restriction applicable to the issuance of the Shares.

13. Stock Appreciation Rights. The Committee may grant stock appreciation rights to Employees, either or tandem with Options that have been or are granted under the Plan or with respect to a number of Shares on which an Option is not granted. A stock appreciation right shall entitle the holder to receive, with respect to each Share as to which the right is exercised, payment in an amount equal to the excess of the Share’s Fair Market Value on the date the right is exercised over its Fair Market Value on the date the right was granted. Such payment may be made in cash or in Shares valued at the Fair Market Value as of the date of surrender, or partly in cash and partly in Shares, as determined by the Committee in its sole discretion. The Committee may establish a maximum appreciation value payable for stock appreciation rights.

14. Restricted Stock Awards. The Committee may grant restricted stock awards under the Plan in Shares or denominated in units of Shares. The Committee, in its sole discretion, may make such awards subject to conditions and restrictions, as set forth in the instrument evidencing the award, which may be based on continuous service with the Company or the attainment of certain performance goals related to profits, profit growth, cash-flow or shareholder returns, where such goals may be stated in absolute terms or relative to comparison companies or indices to be achieved during a period of time.

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15. Administration of this Plan.

(a) This Plan shall be administered by the Committee, which shall consist of not less than two Directors. The Committee shall have all of the powers of the Board with respect to this Plan. Any member of the Committee may be removed at any time, with or without cause, by resolution of the Board and any vacancy occurring in the membership of the Committee may be filled by appointment by the Board.

(b) Subject to the provisions of this Plan, the Committee shall have the authority, in its sole discretion, to: (i) grant Options, (ii) determine the exercise price per Share at which Options may be exercised, (iii) determine the Optionees to whom, and time or times at which, Options shall be granted, (iv) determine the number of Shares to be represented by each Option, (v) determine the terms, conditions and provisions of each Option granted (which need not be identical) and, with the consent of the holder thereof, modify or amend each Option, (vi) defer (with the consent of the Optionee) or accelerate the exercise date of any Option, and (vii) make all other determinations deemed necessary or advisable for the administration of this Plan, including re-pricing, canceling and regranting Options.

(c) The Committee, from time to time, may adopt rules and regulations for carrying out the purposes of this Plan. The Committee’s determinations and its interpretation and construction of any provision of this Plan shall be final, conclusive and binding upon all Optionees and any holders of any Options granted under this Plan.

(d) Any and all decisions or determinations of the Committee shall be made either (i) by a majority vote of the members of the Committee at a meeting of the Committee or (ii) without a meeting by the unanimous written approval of the members of the Committee.

(e) No member of the Committee, or any Officer or Director of the Company or its Subsidiaries, shall be personally liable for any act or omission made in good faith in connection with this Plan.

16. Incentive Options for 10% Stockholders. Notwithstanding any other provisions of this Plan to the contrary, an Incentive Stock Option shall not be granted to any person owning directly or indirectly (through attribution under Section 424(d) of the Code) at the date of grant, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (or of its Subsidiary) at the date of grant unless the exercise price of such Option is at least 110% of the Fair Market Value of the Shares subject to such Option on the date the Option is granted, and such Option by its terms is not exercisable after the expiration of 10 years from the date such Option is granted.

17. Interpretation.

(a) This Plan shall be administered and interpreted so that all Incentive Stock Options granted under this Plan will qualify as Incentive Stock Options under Section 422 of the Code. If any provision of this Plan should be held invalid for the granting of Incentive Stock Options or illegal for any reason, such determination shall not affect the remaining provisions hereof, and this Plan shall be construed and enforced as if such provision had never been included in this Plan.

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(b) This Plan shall be governed by the laws of the State of New York.

(c) Headings contained in this Plan are for convenience only and shall in no manner be construed as part of this Plan or affect the meaning or interpretation of any part of this Plan.

(d) Any reference to the masculine, feminine, or neuter gender shall be a reference to such other gender as is appropriate.

(e) Time shall be of the essence with respect to all time periods specified for the giving of notices to the company hereunder, as well as all time periods for the expiration and termination of Options in accordance with Section 9 hereof (or as otherwise set forth in an option agreement).

18. Amendment and Discontinuation of this Plan. Either the Board or the Committee may from time to time amend this Plan or any Option without the consent or approval of the stockholders of the Company; provided, however, that, except to the extent provided in Section 9, no amendment or suspension of this Plan or any Option issued hereunder shall substantially impair any Option previously granted to any Optionee without the consent of such Optionee.

19. Termination Date. This Plan shall terminate ten years after the date of adoption by the Board of Directors

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THIS PROXY IS SOLICITED BY AND ON BEHALF OF THE BOARD OF DIRECTORS

OF

COACH INDUSTRIES GROUP, INC.

    PROXY — ANNUAL MEETING OF SHAREHOLDERS – November 15, 2004

The undersigned, revoking all previous proxies, hereby appoint(s) Francis O’Donnell as Proxy, with full power of substitution, to represent and to vote all Common Stock of Coach Industries Group, Inc. owned by the undersigned at the Annual Meeting of Shareholders to be held in Glens Falls, New York, on Monday, November 15, 2004, including any original or subsequent adjournment thereof, with respect to the proposals set forth in the Notice of Annual Meeting and Proxy Statement. No business other than matters described below is expected to come before the meeting, but should any other matter requiring a vote of shareholders arise, the person named herein will vote thereon in accordance with his best judgment. All powers may be exercised by said Proxy. Receipt of the Notice of Annual Meeting and Proxy Statement is hereby acknowledged.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE FOLLOWING.

1. ELECTION OF DIRECTORS. Nominee: Francis O’Donnell, Susan Weisman, John Gore and Joseph I. Emas.

☐	FOR ALL NOMINEE LISTED (Except as specified

        here:                                  )

OR

☐	WITHHOLDING AUTHORITY to vote for the nominee listed above

2. Proposal to Ratify the Appointment of Independent Auditors.

☐	FOR	☐	AGAINST	☐	ABSTAIN

3. Proposal to Ratify the 2004 Stock Option Plan.

☐	FOR	☐	AGAINST	☐	ABSTAIN

The shares represented by this proxy will be voted as directed. IF NO SPECIFIC DIRECTION IS GIVEN, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR THE NOMINEES NAMED IN PROPOSAL 1 AND FOR PROPOSALS 2, and 3.

Dated , 2004

(Print Name)	(Signature)

(Print Name)	(Signature)

Where there is more than one owner, each should sign. When signing as an attorney, administrator, executor, guardian or trustee, please add your full title as such. If executed by a corporation or partnership, the proxy should be signed in the corporate or partnership name by a duly authorized officer or other duly authorized person, indicating such officer’s or other person’s title.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.